Exhibit 10.1

March 28, 2013

To:	The Lenders under the Senior Credit Agreement (as defined below)

Re:	ABE South Dakota, LLC – March 2013 Waiver Agreement

Ladies and Gentlemen:

Reference is hereby made to that certain Amended and Restated Senior Credit Agreement, dated as of June 16, 2010 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among ABE South Dakota, LLC (f/k/a Heartland Grain Fuels, L.P.), as Borrower (the “Borrower”), each of the Lenders from time to time party thereto, Wilmington Trust, National Association, as successor to Portigon AG, New York Branch in its capacity as administrative agent for the Lenders (the “Administrative Agent”) and Wilmington Trust, National Association, as successor to Portigon AG, New York Branch in its capacity as collateral agent for the Senior Secured Parties (the “Collateral Agent”). Capitalized terms used herein but not otherwise defined herein shall have the respective meanings set forth in the Credit Agreement.

A. Limited Waiver of April 2013 Principal Payment and Debt Service Reserve Obligations.

Pursuant to a request made to the Administrative Agent on March 18, 2013, a copy of which is attached hereto as Annex A (the “Waiver Request”), the Borrower has informed the Administrative Agent that it will not be able to comply with its obligation, under Section 3.01(a) of the Credit Agreement, to pay to the Administrative Agent for the ratable account of each Lender the $1,105,000 installment of outstanding principal of the Loans that is required to be paid on April 2, 2013 (the “April 2013 Principal Payment Obligation”) or to ensure, in accordance with Section 7.01(v) of the Credit Agreement, that the Debt Service Reserve Account is fully funded to the Debt Service Reserve Required Amount (the “Debt Service Reserve Obligation”) not later than April 2, 2013 (i.e., the second Quarterly Payment Date following the Borrower’s withdrawals from the Debt Service Reserve Account on September 28, 2012). Pursuant to the Waiver Request and for the reasons described therein, the Borrower has requested a waiver, until June 30, 2013, of the April 2013 Principal Payment Obligation and the Debt Service Reserve Obligation.

By signing below, each Lender waives, until June 30, 2013, (a) any Default or Event of Default that occurs or has occurred and is continuing as a result of the Borrower’s failure to satisfy the April 2013 Principal Payment Obligation and (b) the Debt Service Reserve Obligation.

B. Limited Waivers of Certain Defaults Disclosed in Schedule 3.03(a) of Agreement of Resignation, Appointment and Acceptance.

Pursuant to the Waiver Request, the Borrower has also requested a waiver, until June 30, 2013, of “other administrative defaults” which were specifically identified in Schedule 3.03(a) of the Agreement of Resignation, Appointment and Acceptance, dated as of March 7, 2013, among the Borrower, Portigon AG, New York Branch, as Resigning Agent, and Wilmington Trust, National Association, as Successor Agent (the “Agency Succession Agreement”), and which are described below.

1. Obligations to Deliver BNSF Consent and Make BNSF Lease Subject to Aberdeen Mortgage.

Under the “Letter Agreement for Waivers and Approvals in connection with Ethanol and DG Marketing Agreements and Rail Car Sublease Agreements”, dated July 31, 2012, among the Borrower, the Administrative Agent and the Lenders (the “July 2012 Waiver Agreement”), the Borrower was required to deliver the BNSF Consent to the Administrative Agent no later than December 31, 2012 (the “BNSF Consent Obligation”).

Pursuant to Section 3.03(a) and paragraph 1 of Schedule 3.03(a) of the Agency Succession Agreement, the Borrower represented and warranted that it had not yet delivered the BNSF Consent.

Pursuant to Section 3.03(a) and paragraph 3 of Schedule 3.03(a) of the Agency Succession Agreement, the Borrower represented and warranted that it was in default of: (i) Section 7.01(l)(i) of the Credit Agreement as it relates to the obligation to provide a supplement to the Aberdeen Mortgage granting a Lien over the BNSF Lease; and (ii) Section 7.01(l)(iii) of the Credit Agreement as it relates to the obligation to provide a survey of the land which is the subject of the BNSF Lease (such obligations collectively, the “BNSF Lease Obligations”).

By signing below, each Lender waives any Default or Event of Default that has occurred and is continuing as a result of the Borrower’s failure to satisfy (a) the BNSF Consent Obligation and (b) the BNSF Lease Obligations. Notwithstanding the preceding sentence, by signing below, the Borrower agrees, by no later than June 30, 2013, to deliver to the Administrative Agent the BNSF Consent and to satisfy the BNSF Lease Obligations.

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2. Obligation to Provide Statements from Insurers and Insurance Broker as to Compliance with Insurance Requirements under Credit Agreement.

Pursuant to Section 3.03(a) and paragraph 2 of Schedule 3.03(a) of the Agency Succession Agreement, the Borrower represented and warranted that it was in default of the first sentence of paragraph (j) of Schedule 7.01(h) to the Credit Agreement, in that Borrower has not delivered a statement from each insurer confirming that insurance represented on any certificates of insurance provided by such insurer complies in all material aspects with the terms of the Credit Agreement (the “Insurance Statement of Compliance Obligation”). Borrower contends that such insurers will refuse to supply such statements because of liability obligations that could accrue to the insurers for errors in making such statements.

Additionally, the Borrower is in default of the obligation under the second sentence of paragraph (j) of Schedule 7.01(h) to the Credit Agreement in that Borrower has not delivered to the Administrative Agent with a copy to each lender, within 15 days of the expiration of each policy, (i) a letter signed by the Borrower’s insurance broker that (x) is in the form of Attachment 1 to Exhibit D of the Credit Agreement and states, among other things, that such insurance complies in all material aspects with the terms of the Credit Agreement, together with evidence of payment of premiums due thereon or a statement that such payments are not in arrears, or otherwise (y) is in form and substance satisfactory to the Administrative Agent in consultation with the Insurance Consultant, and, if any such letter does not contain a statement that such insurance complies in all material aspects with the terms of the Credit Agreement, (ii) a letter in form and substance satisfactory to the Administrative Agent signed by the Insurance Consultant that states, among other things, that such insurance complies in all material aspects with the terms of the Credit Agreement (collectively, the “Insurance Broker’s Letter Obligation”).

By signing below, each Lender waives any Default or Event of Default that has occurred and is continuing as a result of the Borrower’s failure to satisfy (a) the Insurance Statement of Compliance Obligation, and (b) the Insurance Broker’s Letter Obligation. Notwithstanding the preceding sentence, by signing below, the Borrower agrees, by no later than June 30, 2013, to satisfy the Insurance Broker’s Letter Obligation with respect to the insurance that is currently required to be in effect under the Credit Agreement.

C. Waiver of Default Interest.

Under Section 3.04 of the Credit Agreement, upon the occurrence and during the continuance of an Event of Default, the Borrower is obligated to pay, in addition to the interest then payable on any Loan, additional interest on the Loans at 2% per annum (such additional interest, the “Additional Interest”) until such Event of Default has been cured or waived.

By signing below, (a) the parties agree that, notwithstanding the waivers of the Events of Default pursuant to paragraphs A and B above, interest on the Loans shall continue to accrue at the Default Rate and (b) each Lender waives, until June 30, 2013 the Borrower’s obligation to pay the Additional Interest.

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D. Waiver of Conversion of Eurodollar Loans to Base Rate Loans.

Under Section 3.03 of the Credit Agreement, if an Event of Default has occurred and is continuing, all Eurodollar Loans shall automatically convert into Base Rate Loans at the end of the then-current Interest Periods.

By signing below, each Lender waives such automatic conversion of Eurodollar Loans to Base Rate Loans (a) with respect to any Event of Default that has been waived pursuant to paragraph A above, until June 30, 2013 and (b) with respect to any Event of Default that has been waived pursuant to paragraph B above.

E. Direction to Administrative Agent.

By signing below, each Lender authorizes and directs the Administrative Agent to execute this letter agreement.

THIS LETTER AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, UNITED STATES OF AMERICA, WITHOUT REFERENCE TO CONFLICTS OF LAWS (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

Notwithstanding anything contained herein, these waivers (i) are limited waivers, (ii) are effective only with respect to the transactions described herein for the specific instance and the specific purpose for which they are given, (iii) shall not be effective for any other purpose or transaction, and (iv) do not constitute a basis for a subsequent waiver, consent or approval with respect to any of the provisions of the Credit Agreement. Except as expressly set forth herein, nothing herein shall constitute a waiver by the Lenders of any Default or Event of Default or a waiver by the Lenders of any right, power or remedy available to the Lenders or the other Senior Secured Parties under the Credit Agreement, whether any such defaults, rights, powers or remedies presently exist or arise in the future.

This letter agreement is a Financing Document under the Credit Agreement.

Upon execution by the Lenders, the Borrower and the Administrative Agent, this letter agreement shall become effective as of March 28, 2013.

This letter agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this letter agreement by facsimile, portable document format, e-mail or other electronic delivery shall be effective as delivery of a manually executed counterpart of this letter agreement.

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Please feel free to contact us with any questions on this matter.

Very truly yours,

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Administrative Agent

By:	/s/ Joshua James
Name: Joshua G James
Title: Assistant Vice President

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Accepted and Agreed:

ABE SOUTH DAKOTA, LLC, as Borrower

By:	/s/ Richard Peterson
Name:	Richard Peterson
Title:	CEO

PORTIGON AG, NEW YORK BRANCH, as Lender

By:	/s/ Dominick D’Ascoli
Name: Dominick D’Ascoli
Title: Executive Director

By:	/s/ Michael Sassos
Name: Michael Sassos
Title: Executive Director

OSM HEARTLAND, LLC, as Lender

By:	/s/ Michael J. Karber
Name: Michael J. Karber
Title: Authorized Representative

BANCO SANTANDER, S.A., NEW YORK BRANCH, as Lender

By:	/s/ Rita Walz Cuccioli
Name: Rita Walz-Cuccioli
Title: Executive Director

/s/ James H. Banthon

FARM CREDIT BANK OF TEXAS, as Lender

By:	/s/ Alan Robinson
Name: Alan Robinson
Title: Vice President

COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., “RABOBANK NEDERLAND”, NEW YORK BRANCH, as Lender

By:	/s/ John Yusl
Name: John Yusl
Title: Vice President

By:	/s/ William Fitzgerald
Name: William Fitzgerald
Title: Managing Director

NORDKAP AG, as Lender

By:	/s/ K. Merz
Name: Klaus Merz
Title: CEO

By:	/s/ C. Waldmeier
Name: Christa Waldmeier
Title: Portfolio Management

KEB NY FINANCIAL CORP., as Lender

By:	/s/ illegible
Name: Chang Hyuk Lee
Title: Senior Vice President